UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2020

Commission File Number: 001-38458
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Michigan (State or other jurisdiction of incorporation)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common stock, no par value	Trading symbol(s) LEVL	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of shareholders (the “Annual Meeting”) of Level One Bancorp, Inc. (the "Company") was held on May 5, 2020. There were a total of 7,734,564 shares of common stock outstanding as of the record date for the Annual Meeting, of which 6,245,698 were present in person or by proxy at the meeting, representing 80.8% of the outstanding shares eligible to vote.

Proposal 1:

A proposal to elect 11 nominees to serve as directors, each for a term expiring at the 2021 annual meeting of shareholders, was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

Nominees	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non-Votes
Patrick J. Fehring	5,744,482	14,944	486,272
Barbara E. Allushuski	5,758,243	1,183	486,272
Victor L. Ansara	5,744,692	14,734	486,272
James L. Bellinson	5,689,775	69,651	486,272
Michael A. Brillati	5,744,951	14,475	486,272
Shukri W. David	5,636,562	122,864	486,272
Thomas A. Fabbri	5,576,095	183,331	486,272
Jacob W. Haas	5,758,676	750	486,272
Mark J. Herman	4,561,285	1,198,141	486,272
Steven H. Rivera	5,689,402	70,024	486,272
Stefan Wanczyk	5,629,249	130,177	486,272

Proposal 2:

A proposal to ratify the appointment of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2020 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Plante & Moran, PLLC	6,097,862	147,836	—	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer